Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-221649) and Form S-8 (No. 333-207618) of NorthStar Realty Europe Corp. of our report dated March 13, 2019 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.
/s/PricewaterhouseCoopers, Société coopérative
Luxembourg, March 13, 2019

Represented by

Cornelis J. Hage